As Filed with the Securities and Exchange Commission on March 23, 2006
Registration No. 333-106838

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-effective Amendment

No. 9 to
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

(Exact Name of Registrant as Specified in Its Governing Instrument)

50 Rockefeller Plaza

New York, New York 10020
(212) 492-1100
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gordon F. DuGan

Corporate Property Associates 16 - Global Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robert E. King, Jr., Esq.

Kathleen L. Werner, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

     Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on the date the Commission, acting pursuant to said Section 8(a), determines.

Deregistration of Certain Securities

      In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-11 filed on July 3, 2003 (Registration No. 333-106838), which became effective on December 12, 2003, the Registrant files this amendment to deregister 48,015,935.02 shares of its Common Stock that remain unsold as of March 23, 2006 pursuant to the Registrant’s Distribution Reinvestment and Stock Purchase Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 23, 2006.

CORPORATE PROPERTY ASSOCIATES
16 - GLOBAL INCORPORATED

By:	/s/ SUSAN C. HYDE

Susan C. Hyde
Executive Director and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed below by the following persons in the capacities indicated.

Wm. Polk Carey	Chairman of the Board	* Wm. Polk Carey March 23, 2006

Gordon F. DuGan	Chief Executive Officer and Board Member (Principal Executive Officer)	/s/ GORDON F. DUGAN Gordon F. DuGan March 23, 2006

Trevor P. Bond	Board Member	* Trevor P. Bond March 23, 2006

Elizabeth P. Munson	Board Member	* Elizabeth P. Munson March 23, 2006

Mark J. DeCesaris	Managing Director, Acting Chief Financial Officer and Chief Administrative Officer	/s/ MARK J. DECESARIS Mark J. DeCesaris March 23, 2006

Claude Fernandez	Managing Director and Principal Accounting Officer	* Claude Fernandez March 23, 2006

     * By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 9 to the Registration Statement on behalf of the persons indicated.

/s/ SUSAN C. HYDE

Susan C. Hyde * Attorney-in-fact March 23, 2006